United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2016

Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements

5.02(d). Election of Directors.

Jones Lang LaSalle Incorporated (“JLL”) has announced that Bridget Macaskill will become an independent, non-executive member of its Board of Directors (the “Board”), effective July 1, 2016. Ms. Macaskill will join both the Audit Committee and the Nominating and Governance Committee of the Board. She will initially serve a term that will expire at the Company’s 2017 Annual Meeting of Shareholders.

Ms. Macaskill is the non-executive chairman of First Eagle Holdings, Inc. and serves as senior adviser to First Eagle Investment Management and to its CEO. She was formerly president and chief executive officer of First Eagle, which she joined in 2009. With a heritage dating to 1864, First Eagle has $94 billion in assets under management.
Prior to joining First Eagle, Ms. Macaskill served as chief operating officer, president, chief executive officer and chairman of Oppenheimer Funds, Inc., where she is recognized for creating the Oppenheimer Funds’ Women & Investing program, dedicated to educating American women about the need to take charge of their personal finances. Ms. Macaskill has served on a number of public company and not-for-profit boards and is currently on the boards of Jupiter Fund Management plc., merchant banking firm Close Brothers plc., and the TIAA-CREF mutual funds.
A native of the United Kingdom, Ms. Macaskill earned a B.Sc. in Psychology from the University of Edinburgh and completed post graduate studies at the Edinburgh College of Commerce.
The current members of the Board are Hugo Bagué, Samuel A. Di Piazza, Jr., Colin Dyer, Dame DeAnne Julius, Ming Lu, Martin H. Nesbitt, Sheila A. Penrose, Ann Marie Petach, Shailesh Rao, and Christian Ulbrich.

A copy of the Press Release including the announcement of Ms. Macaskill’s election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

In the Press Release, JLL also announced that Ann Marie Petach, who was first elected to the Board at the 2015 Annual Meeting of Shareholders, has been appointed as the Chairman of the Audit Committee of the Board, effective May 27, 2016. The Board has determined that she qualifies as an “audit committee financial expert” for purposes of the applicable Securities and Exchange Commission regulations. Ms. Petach, who has served on the Audit Committee since her first election, replaces David B. Rickard as Chairman of the Committee. As previously announced, Mr. Rickard has retired from the Board after nine years of service, including eight as the Audit Committee Chairman, and chose not to stand for re-election at the 2016 Annual Meeting of Shareholders. Biographical information about Ms. Petach may be found on the jll.com website.

A copy of the Press Release announcing the appointment of Ms. Petach as Audit Committee Chairman is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
The following Exhibits are included with this Report:

99.1
Press release issued by Jones Lang LaSalle Incorporated on June 23, 2016 announcing (i) the election of Bridget Macaskill to the Jones Lang LaSalle Incorporated Board of Directors and (ii) the appointment of Ann Marie Petach as the Chairman of the Audit Committee of the Jones Lang LaSalle Incorporated Board of Directors

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2016
Jones Lang LaSalle Incorporated

By: /s/ Mark J. Ohringer
Name: Mark J. Ohringer
Title: Executive Vice President, Global General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1
Press release issued by Jones Lang LaSalle Incorporated on June 23, 2016 announcing (i) the election of Bridget Macaskill to the Jones Lang LaSalle Incorporated Board of Directors and (ii) the appointment of Ann Marie Petach as the Chairman of the Audit Committee of the Jones Lang LaSalle Incorporated Board of Directors